Exhibit 5

FORM OF

POWER OF ATTORNEY

1.	BY THIS POWER OF ATTORNEY made on December 6, 2013, [Name] of [Address] (the “Shareholder”), being the registered holder of [•] shares (the “Shares”) of Common Stock, par value $0.01 per share, of GSE Holding, Inc. (the “Company”), hereby irrevocably and unconditionally appoints CHS Capital LLC (the “Attorney”) to be the Shareholder’s true and lawful attorney in the Shareholder’s name and on the Shareholder’s behalf (and as the Attorney in its absolute and unfettered discretion sees fit) to exercise all or any of the voting and other rights, powers and privileges attached to the Shares including, without limitation:

1.1	to receive notice of and to attend and vote and otherwise take all actions on the Shareholder’s behalf and as the Shareholder’s proxy at all meetings of the Company’s shareholders (held in person, telephonically or in any other manner) and in all written consents in lieu of such meetings;

1.2	to complete and deliver on behalf of the Shareholder all consents to short notice, written resolutions or written consents, proxies and other instruments as the Attorney shall consider to be necessary or desirable for the purpose of such meetings, or in any way where a vote or consent is required under any circumstances for any matter;

1.3	to deal with and give directions as to any monies, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Shares or received in connection with the Shares from the Company or any other person; and

1.4	to approve, complete, endorse or otherwise execute, deliver and do all documents, deeds, instruments and acts, and exercise all rights, in the Shareholder’s name insofar as may be done in the Shareholder’s capacity as registered holder of the Shares, including, without limitation, with respect to the sale, transfer, assignment or other disposition of the Shares.

2.	This Power of Attorney is executed by the Shareholder to secure the interest of the Attorney in the Shares and shall accordingly be irrevocable. Without limiting the generality of the foregoing, this Power of Attorney is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

3.	The Shareholder undertakes:

3.1	to ratify and confirm whatever the Attorney shall lawfully do or cause to be done by virtue of this Power of Attorney, and to indemnify and keep indemnified the Attorney against any loss, liability, costs, claims and expenses which the Attorney may suffer as a result thereof;

3.2	not to exercise or attempt to exercise any of the rights, powers and privileges attached to the Shares or exercisable by the Shareholder in its capacity as registered holder of the Shares which are exercisable by the Attorney by virtue of this Power of Attorney;

3.3	to hold the Shares and all dividends and other distributions received by the Shareholder in respect of the Shares upon trust for the Attorney as beneficial owner;

3.4	immediately to account to the Attorney for all distributions, interest or other sums of any kind relating to the Shares and received by or on behalf of the Shareholder; and

3.5	immediately to deliver to the Attorney any letters, notices, orders or other documents or communications relating to the Shares and received by or on behalf of the Shareholder.

4.	The Attorney shall have full power to delegate the authority conferred by this Power of Attorney to one or more delegates and to appoint a substitute or substitutes to act as the Shareholder’s true and lawful attorney or attorneys and may select as such delegate or substitute such person or persons as the Attorney shall in its discretion consider suitable for such purpose and may revoke any such delegation or appointment at any time.

5.	This appointment shall be effective as of the date hereof and, without prejudice to clause 2 hereof, shall expire on the date on which the Shares cease to be registered in the name of the Shareholder.

6.	This Power of Attorney (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Power of Attorney or its formation) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney on the date set forth above.

[SHAREHOLDER]

[Signature Page to Power of Attorney]